================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549
                            -----------------------


                                   FORM N-1A


        REGISTRATION STATEMENT UNDER THE INVESTMENT COMPANY ACT OF 1940 [X]

                        Registration No. 811-08597

                                Amendment No. 1                         [X]

                            -----------------------


                         LA SALLE PARTNERS MASTER TRUST
              (Exact Name of Registrant as Specified in Charter)

                             100 East Pratt Street
                             Baltimore, MD  21202
                    (Address of Principal Executive Office)


      Registrant's Telephone Number, including Area Code:  (800) 527-2553


                      William K. Morrill, Jr., President
                         LaSalle Partners Master Trust
                             100 East Pratt Street
                             Baltimore, MD  21202
                    (Name and Address of Agent for Service)


                            -----------------------


                                  Copies to:

                             Alan C. Porter, Esq.
                            Piper & Marbury L.L.P.
                         1200 Nineteenth Street, N.W.
                             Washington, DC  20036


                               EXPLANATORY NOTE

     This Registration Statement has been filed by the Registrant pursuant to
Section 8(b) of the Investment Company Act of 1940, as amended. Shares of beneficial interest in the Registrant have not been registered under the Securities Act of 1933, as amended (the "1933 Act"), since such shares are issued solely in private placement transactions which do not involve any "public offering" within the meaning of Section 4(2) of the 1933 Act. Investments in the Registrant may only be made by investment companies or certain other entities which are "accredited investors" within the meaning of Regulation D under the 1933 Act. This Registration Statement does not constitute an offer to sell, or the solicitation of an offer to buy, any beneficial interests in the Registrant.

================================================================================

                         LA SALLE PARTNERS MASTER TRUST

                                    PART A

                                  PROSPECTUS


                                April 30, 1999


RESPONSES TO ITEMS 1 THROUGH 3 AND ITEMS 5 AND 9 HAVE BEEN OMITTED PURSUANT TO PARAGRAPH 2(b) OF INSTRUCTION B OF THE GENERAL INSTRUCTIONS TO FORM N-1A.

     Responses to certain Items required to be included in Part A of this Registration Statement are incorporated by reference from the Registration Statement of LaSalle Partners Funds, Inc. (the "Feeder") (File No. 811-08373), as filed with the Securities and Exchange Commission (the "Commission") on September 23, 1997, and as amended from time to time (the "Feeder's Registration Statement"). Part A of the Feeder's Registration Statement (the "Feeder's Part A") includes the prospectus of the Feeder.


ITEM 4.  INVESTMENT OBJECTIVES, PRINCIPAL INVESTMENT STRATEGIES,AND RELATED
         RISKS.

     LaSalle Partners Master Trust (the "Trust") is an open-end diversified management investment company, organized on September 19, 1997, as a business trust under the laws of the State of Delaware. Under the Trust's Agreement and Declaration of Trust, the Board of Trustees may establish separate "series" of shares of beneficial interest, each of which would evidence interests in a separate portfolio of securities. As of the date hereof, the Board of Trustees has established and designated a single series of shares designated the U.S. Real Estate Portfolio (the "Portfolio"). From time to time, other series may be established and sold pursuant to other offering documents. As described below, in the event additional series are established, as to certain matters, the Trust's shareholders will vote together as a group and, as to others, they will vote separately by series.

     LaSalle Partners Real Estate Securities (the "Manager") serves as the Portfolio's investment manager. For a detailed description of the Manager, see the section entitled "Management -Investment Manager" in the Feeder's Part A.

     Shares of beneficial interest in the Portfolio are issued solely in private placement transactions which do not involve any "public offering" within the meaning of Regulation D under the Securities Act of 1933, as amended (the "1933 Act"). Investments in the Portfolio may be made only by investment companies or certain other entities which are "accredited investors" within the meaning of Regulation D under the 1933 Act. This Registration Statement does not constitute an offer to sell, or the solicitation of an offer to buy, any "security" within the meaning of the 1933 Act.

     Information on the Portfolio's investment objectives, the kinds of securities in which the Trust principally invests, other investment practices of the Portfolio and risk factors associated with investments in the Portfolio is incorporated herein by reference from the sections entitled "The Fund's Goals and Strategies" and "Principal Risks" in the Feeder's Part A. A description of certain securities and investment methods that the Portfolio may invest in or use, and certain of the risks associated with such securities and investment methods, is incorporated herein by reference from the sections entitled "The Fund's Goals and Strategies" and Principal Risks" in the Feeder's Part A. Additional investment policies, practices and restrictions relating to the Portfolio's investment program are described in Part B of this Registration Statement.

ITEM 6. MANAGEMENT, ORGANIZATION, AND CAPITAL STRUCTURE.

     A description of how the business of the Trust is managed is incorporated by reference from the Section entitled "Management of the Fund" in the Feeder's Part A.

     The Trust is organized as a business trust under the laws of the State of Delaware.

     In the event that the Board of Trustees establishes more than one series of shares in the Trust, all consideration received by the Trust for shares of a particular series and all assets in which such consideration is invested will belong to that series (subject only to the rights of creditors of the Trust) and will be subject to the liabilities related thereto. The income attributable to, and the expenses of, one series will be treated separately from those of any other series. The Board of Trustees of the Trust has the authority to establish, from time to time, new series without shareholder approval.

     Shares in the Portfolio are not deposits or obligations of, or guaranteed or endorsed by, any bank, and are not federally insured by the Federal Deposit Insurance Corporation, the Federal Reserve Board, or any other government agency. The net asset value of the shares of the Portfolio will fluctuate.

     Unless otherwise required by the Investment Company Act of 1940, as amended (the "1940 Act"), ordinarily it will not be necessary for the Trust to hold annual meetings of shareholders. As a result, shareholders may not consider each year the election of trustees or the appointment of independent auditors. However, the holders of at least 10% of the shares outstanding and entitled to vote may require the Trust to hold a special meeting of shareholders for purposes of removing a trustee from office. Shareholders may remove a trustee by the affirmative vote of a majority of the Trust's outstanding voting shares. In addition, the Board of Trustees will call a meeting of shareholders for the purpose of electing trustees if, at any time, less than a majority of the trustees then holding office have been elected by shareholders. Investments in the Trust may not be transferred, but an investor may withdraw all or any portion of its investment at any time at net asset value.

     Under the Trust's method of operation as a partnership for federal income tax purposes, the Trust will not be subject to any income tax. However, each investor in the Trust will be taxable on its share (as determined in accordance with the governing instruments of the Trust) of the Trust's ordinary income and capital gain in determining its federal income tax liability. The determination of such share will be made in accordance with the Internal Revenue Code of 1986, as amended, and regulations promulgated thereunder.

     Shareholder inquiries may be made by writing to the Trust at 100 East Pratt Street, Baltimore, MD 21202, or by calling (800) LaSalle.


ITEM 7.  SHAREHOLDER INFORMATION.



     Shares of the Portfolio are sold on a continuous basis at the net asset value per share next determined after an order in proper form is received by the Trust's transfer agent. The Portfolio's net asset value is determined as of the close of regular trading on the New York Stock Exchange (normally 4:00 p.m. Eastern time, on each business day. Net asset value per share of the Portfolio is computed by dividing the value of the Portfolio's net assets (i.e., the value of its total assets less liabilities) by the total number of shares outstanding. The Portfolio's investments are valued primarily on the basis of market quotations or, where market quotations are not readily available, based on fair value as determined in good faith pursuant to procedures established and monitored by the Board of Trustees.

     Shares of beneficial interest in the Portfolio are issued solely in private placement transactions which do not involve any "public offering" within the meaning of Section 4(2) of the 1933 Act. Investments in the Portfolio may be made only by investment companies or certain other entities which are "accredited investors" within the meaning of Regulation D under the 1933 Act. This Registration Statement does not constitute an offer to sell, or the solicitation of an offer to buy, any "security" within the meaning of the 1933 Act.

     An investor in the Portfolio may redeem all or any portion of its investment on any business day at the net asset value next determined after a redemption request in proper form is furnished by the investor to the Trust's transfer agent. When a request is received in proper form, the Trust will redeem shares at the next determined net asset value.

     The Trust will make payment for all shares redeemed within five days after receipt by the transfer agent of a redemption request in proper form, except as provided by the rules of the Commission. Shares of the Portfolio may not be transferred.

     The right of any investor to receive payment with respect to any redemption may be suspended or the payment of the redemption proceeds postponed during any period in which the New York Stock Exchange is closed (other than weekends or holidays) or trading on such Exchange is restricted or, to the extent otherwise permitted by the 1940 Act, if an emergency exists.

     The Trust anticipates that it will operate as a partnership for federal income tax purposes. For purposes of any dividends or distributions, each investor in the Trust will receive its share (as determined in accordance with the governing instruments of the Trust) of the Trust's ordinary income and capital gains. The determination of each share will be made in accordance with the Internal Revenue Code of 1986, as amended, and regulations promulgated thereunder.

     The Trust anticipates that it will operate as a partnership for federal income tax purposes and that the Trust will not be subject to any income tax. However, each investor in the Trust will be taxable on its share (as determined in accordance with the governing instruments of the Trust) of the Trust's ordinary income and capital gain (which may be taxable at different rates depending upon the length of time the Trust holds its assets) in determining its income tax liability. The determination of each share will be made in accordance with the Internal Revenue Code of 1986, as amended, and regulations promulgated thereunder.

ITEM 8.  DISTRIBUTION ARRANGEMENTS.

     The Trust has no sales load and has no 12b-1 plan.

     The Trust is part of a master/feeder structure. Members of the general public may not purchase a direct interest in the Portfolio. However, the Portfolio may sell interests to other affiliated and non-affiliated investment companies and/or institutional investors. Each investor in the Trust acquires an indirect interest in the securities owned by the Portfolio.

     Such investors will invest in the Portfolio on the same terms and conditions as the Feeder and will pay a proportionate share of the Portfolio's expenses. Other investors in the Portfolio, however, are not required to sell their shares to the public at the same price as the Feeder, and may have different sales commissions and operating expenses. These differences may result in differences in returns among the investment companies that invest exclusively in the Portfolio.

     The Trustees of the Trust believe that the "master/feeder" fund structure offers opportunities for substantial growth in the assets of the Portfolio that may enable the Portfolio to reduce its operating expenses, thereby producing higher returns and benefiting the shareholders of the Feeder. The Feeder's investment in the Portfolio may, however, be adversely affected by the actions of other investors in the Portfolio. For example, if a large investor withdraws from the Portfolio, the remaining investors may bear higher pro rata operating expenses. However, this possibility also exists for traditionally structured funds with large investors.

     The Feeder may withdraw (completely redeem) all of its assets from the Portfolio at any time if its directors determine that it is in the best interest of the Feeder to do so. The Feeder might withdraw, for example, if other investors in the Portfolio, by a vote of all investors in the Portfolio (including the Feeder), voted to change the investment objective, policies or limitations of the Portfolio in a manner not acceptable to the directors of the Feeder. The withdrawal of all the Feeder's assets from the Portfolio may affect the investment performance of the Feeder and of the Portfolio.

     Further information, regarding the master-feeder structure of the Trust is incorporated by reference from the section entitled "The Fund's Goals and Strategies--Master/Feeder Fund Structure" in the Feeder's Part A.

                        LA SALLE PARTNERS MASTER TRUST

                                    PART B

                      STATEMENT OF ADDITIONAL INFORMATION


                             April 30, 1999

ITEM 10.  COVER PAGE AND TABLE OF CONTENTS.

     This Part B, which is not a prospectus, supplements and should be read in conjunction with the current Part A of LaSalle Partners Master Trust (the "Trust"), dated April 30, 1999, as it may be revised from time to time. To obtain a copy of Part A of the Trust, please write to the Trust at 100 East Pratt Street, Baltimore, MD 21202, or call (800) LaSalle.

     Responses to certain Items required to be included in Part B of this Registration Statement are incorporated herein by reference to the Feeder's Registration Statement and the Trust's Annual Report to shareholders dated December 31, 1998.

                                                                           Page
                                                                           ----
     Trust History
     Description of the Trust and its Investments and Risks
     Management of the Trust
     Control Persons and Principal Holders of Securities
     Investment Advisory and Other Services
     Brokerage Allocation and Other Practices
     Capital Stock and Other Securities
     Purchase, Redemption and Pricing of Shares
     Taxation of the Fund
     Underwriters
     Calculations of Performance Data
     Financial Statements


ITEM 11.  TRUST HISTORY.

     Information on the history of the Trust is incorporated by reference from
Item 4 in Part A.

ITEM 12.  DESCRIPTION OF THE TRUST AND ITS INVESTMENTS AND RISKS.

     THE FOLLOWING INFORMATION SUPPLEMENTS AND SHOULD BE READ IN CONJUNCTION WITH THE INFORMATION SET FORTH UNDER ITEM 4 IN PART A:

     Information on the fundamental and non-fundamental investment policies and restrictions of the Portfolio, the types of securities bought and investment techniques used by the Portfolio, and certain risks attendant thereto, as well as other information on the Portfolio's investment program, is incorporated herein by reference to the sections entitled "Investment Policies and Practices" and "Investment Restrictions" in the Feeder's Part B.

ITEM 13.  MANAGEMENT OF THE TRUST.

     Trustees and officers of the Trust, together with information as to their principal business occupations during at least the last five years, are shown below. Each trustee who is an "interested person" of the Trust, as defined in the Investment Company Act of 1940, as amended (the "1940 Act"), is indicated by an asterisk (*).


Name and Address               Age                 Position(s) Held with Trust (1)                 Principal Occupation(s)
-----------------              ---                 -------------------------------                 -----------------------
Bruce D. Alexander              55                           Trustee                                Vice President, Yale University
282 Prospect Street                                                                                 (since May 1998);
New Haven, CT 06511                                                                                 Adjunct Professor, Yale
                                                                                                    University School of Management;
                                                                                                    Senior Vice President and
                                                                                                    Director of New Business, The
                                                                                                    Rouse Company


Lawrence S. Bacow               47                           Trustee                               Chancellor, Massachusetts
75 Summit                                                                                          Institute of Technology (since
Newton, MA 02158                                                                                   August 1998); Professor,
                                                                                                   Massachusetts
                                                                                                   Institute of Technology

Richard A. Dobbins              54                           Trustee                               President, Historical Data
520 Washington Street                                                                              Systems, Inc. (since January
Duxbury, MA 02331                                                                                  1995); President, Municipal
                                                                                                   Market Data, Inc.

John W. McCarter, Jr.           61                           Trustee                               President and Chief Executive
The Field Museum                                                                                   Officer of The Field Museum;
1200 South Lake Shore Drive                                                                        (since October 1996)
Chicago, IL 60605                                                                                  Senior Vice President of Booz,
                                                                                                   Allen & Hamilton, Inc.

Lynn C. Thurber*                52                           Trustee                               Co-Chief Executive Officer,
200 East Randolph Drive                                                                            LaSalle Investment Management;
Chicago, IL 60601                                                                                  Director and Chairman of LaSalle
                                                                                                   Investment Management
                                                                                                   (Securities), L.P., the adviser
                                                                                                   to the Trust; Co-President,
                                                                                                   LaSalle Investment Management,
                                                                                                   Inc.; Managing Director and Co-
                                                                                                   President, LaSalle Advisors
                                                                                                   Limited Partnership; Chief
                                                                                                   Executive Officer, Alex Brown
                                                                                                   Kleinwort Benson Realty Adfisors
                                                                                                   Corporation

William K. Morrill, Jr.*        61                    Trustee; President                           Managing Director, LaSalle
100 East Pratt Street                                                                              Investment Management
Baltimore, MD 21202                                                                                (Securities) L.P.; Managing
                                                                                                   Director, ABKB/LaSalle Realty
                                                                                                   Advisors

Keith R. Pauley*                37                    Trustee; Executive                           Managing Director LaSalle
100 East Pratt Street                                   Vice President                             Investment Management
Baltimore, MD 21202                                                                                (Securities) L.P.

Stephen A. Smith                41                     Senior Vice President                       Managing Director, Private
200 East Randolph Drive                                      Secretary                             Capital of LaSalle Advisors
Chicago, IL 60601                                                                                  Limited Partnership

Audre' J. Melsbakas             36                     Senior Vice President                       Principal, Jones Lang LaSalle
200 East Randolph Drive                                 Assistant Secretary                        Incorporated; Associate, The
Chicago, IL 60601                                                                                  Keystone Group

James A. Ulmer, III             58                       Vice President                            Vice President, LaSalle
100 East Pratt Street                                                                              Investment Management
Baltimore, MD 21202                                                                                (Securities) L.P.;
                                                                                                   Principal, AIRES Real Estate
                                                                                                   Services; Chairman and
                                                                                                   President, Enoch Pratt Free
                                                                                                   Library

William E. Sullivan             42                         Treasurer                               Executive Vice President, Chief
200 East Randolph Drive                                                                            Financial Officer and Director
Chicago, IL 60601                                                                                  of Jones Lang LaSalle
                                                                                                   Incorporated; Executive Vice
                                                                                                   President and Chief Financial



                                                                                                   Officer of Jones Lang LaSalle's
                                                                                                   predecessor partnerships;
                                                                                                   Managing Director of the special
                                                                                                   projects group of Jones Lang
                                                                                                   LaSalle's predecessor
                                                                                                   partnerships; Senior Vice
                                                                                                   President of the special
                                                                                                   projects group of Jones Lang
                                                                                                   LaSalle's predecessor
                                                                                                   partnerships;


Denise M. Ruth                  28                      Assistant Secretary                        Vice President, LaSalle
100 East Pratt Street                                                                              Investment Management
Baltimore, MD 21202                                                                                (Securities) L.P.; Assistant
                                                                                                   Accountant, T. Rowe Price, Inc.

(1) All of the officers and trustees of the Trust listed above serve in similar capacities for LaSalle Partners Funds, Inc. which is an investment company managed by LaSalle Partners Real Estate Securities (the "Manager"), the Trust's investment manager.

     The Trust's Agreement and Declaration of Trust provides that the trustees and officers of the Trust may be indemnified by the Trust to the full extent permitted by Delaware law and the federal securities laws. The Trust's By-Laws provide that the Trust shall indemnify each of its trustees and officers against liabilities and expenses reasonably incurred by them, in connection with, or resulting from, any claim, action, suit or proceeding, threatened against or otherwise involving such trustee or officer, directly or indirectly, by reason of being or having been a trustee or officer of the Trust. Neither the Agreement and Declaration of Trust nor the By-Laws of the Trust authorize the Trust to indemnify any trustee or officer against any liability to which he would otherwise be subject by reason of or for willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office.

     The officers and trustees of the Trust who are "interested persons" of the Trust within the meaning of the 1940 Act do not receive compensation directly from the Trust for serving in the capacities described above. Those officers and trustees of the Trust, however, who are affiliated with the Manager may receive remuneration indirectly from the Trust for services provided in their respective capacities with the Manager.

     Each of the non-interested trustees for his service on the Board of Trustees receives an annual fee, plus reimbursement for out-of-pocket expenses incurred in connection with attendance at board meetings. The following table sets forth information concerning the compensation paid by the Trust to the trustees in the fiscal year ended December 31, 1998. Neither the Trust nor any investment company in the Fund Complex offers any pension or retirement benefits to its trustees.

                          Aggregate Compensation          Total Compensation from the
Name of Trustee               from the Trust                Trust and Fund Complex
---------------           ----------------------         -----------------------------
Bruce D. Alexander               $6,000                             $12,000
Lawrence S. Bacow                $6,000                             $12,000
Richard A. Dobbins               $6,000                             $12,000
John W. McCarter, Jr.            $6,000                             $12,000
William K. Morrill, Jr.              --                                  --
Keith R. Pauley                      --                                  --
Lynn C. Thurber                      --                                  --


 (1) As of the date hereof, the "Fund Complex" consisted of the Trust, the Feeder and LaSalle U.S. Public Real Estate Securities Fund, L.P.


ITEM 14.  CONTROL PERSONS AND PRINCIPAL HOLDERS OF SECURITIES.

     No trustee or officer of the Trust owned any of the Trust's shares outstanding on April __, 1999.

     As of April __, 1999 the following persons beneficially owned, directly or indirectly, 5% or more of the Trust's outstanding shares:

     Name and Address         Percent of Trust Shares Outstanding
     ----------------         -----------------------------------
                                             99.78%


ITEM 15.  INVESTMENT ADVISORY AND OTHER SERVICES.

     THE FOLLOWING INFORMATION SUPPLEMENTS AND SHOULD BE READ IN CONJUNCTION WITH THE INFORMATION SET FORTH UNDER ITEM 4 IN PART A:

     Information on the investment management and other services provided for or on behalf of the Trust is incorporated herein by reference to the sections entitled "Investment Manager," "Portfolio Transactions and Brokerage," "Administrator" and "Distribution Arrangements" in the Feeder's Part B. The following list identifies the specific sections and subsections in the Feeder's Part B under which the information required by Item 15 of Form N-1A may be found. Each listed section is incorporated herein by reference.

     Form N-1A Item No.       Section Incorporated by Reference From Feeder's Part B
     ------------------       ------------------------------------------------------
     Item 15(a)               Investment Manager

     Item 15(b)               Distribution Arrangements

     Item 15(c)               Portfolio Transactions and Brokerage

     Item 15(d)               Administrator

     Item 15(e)               Not applicable

     Item 15(f)               Purchase of Shares

     Item 15(g)               Distribution Arrangements

     Item 15(h)               Not applicable

     Information on the Trust's custodian, transfer agent and independent public accountant is incorporated herein by reference to the sections entitled "Custodian," "Transfer Agent" and "Independent Accountants", respectively, in the Feeder's Part B.

ITEM 16.  BROKERAGE ALLOCATION AND OTHER PRACTICES.

     Information on brokerage allocation for or on behalf of the Trust is incorporated herein by reference to the section entitled "Portfolio Transactions and Brokerage" in the Feeder's Part B.


ITEM 17.  CAPITAL STOCK AND OTHER SECURITIES.

     THE FOLLOWING INFORMATION SUPPLEMENTS AND SHOULD BE READ IN CONJUNCTION WITH THE INFORMATION SET FORTH UNDER ITEMS 6 AND 7 IN PART A:

     Under the Trust's Agreement and Declaration of Trust, the Board of Trustees is authorized to issue shares of beneficial interest in the Trust. Shareholders of the Portfolio are entitled to participate pro rata in distributions of income, loss, gain and credit of the Portfolio. Upon liquidation of the Portfolio or dissolution of the Trust, shareholders are entitled to share pro rata in the Portfolio's net assets available for distribution to its shareholders. Shares of the Portfolio have no preferential, preemptive, conversion or similar rights and are fully paid and non-assessable, except as described below. Shares of the Trust may not be transferred. No certificates are issued for shares of the Trust.

     Each share of the Trust is entitled to one vote. Trust shares do not have cumulative voting rights, and shareholders holding more than 50% of the outstanding shares of the Trust may elect all of the trustees of the Trust if they choose to do so and in such event the other shareholders would not be able to elect any trustee. The Trust is not required to hold annual meetings of shareholders but the Trust will hold special meetings of shareholders when in the judgment of the Trust's Board of Trustees it is necessary or desirable to submit matters for a shareholder vote. The Board of Trustees may elect to terminate the Trust or any series without a vote of the shareholders.

     Rule 18f-2 under the 1940 Act provides that any matter required to be submitted under the provisions of the 1940 Act or applicable state law or otherwise to the holders of the outstanding voting securities of an investment company with more than one series will not be deemed to have been effectively acted upon unless approved by the holders of a majority of the outstanding shares of each series affected by such matter. Rule 18f-2 further provides that a series shall be deemed to be affected by a matter unless it is clear that the interests of the series in the matter are identical or that the matter does not affect any interest of the series. However, the rule exempts the selection of independent accountants and the election of trustees from the separate voting requirements of the rule.


ITEM 18.  PURCHASE, REDEMPTION, AND PRICING OF SHARES

     THE FOLLOWING INFORMATION SUPPLEMENTS AND SHOULD BE READ IN CONJUNCTION WITH THE INFORMATION SET FORTH UNDER ITEM 7 IN PART A:

     Purchase of Securities.  Shares of the Portfolio are issued solely in
     ----------------------
private placement transactions which do not involve any "public offering" within the meaning of Section 4(2) of the 1933 Act. Investments in the Trust may only be made by investment companies or certain other entities which are "accredited investors" within the meaning of Regulation D under the 1933 Act. This Registration Statement does not constitute an offer to sell, or the solicitation of an offer to buy, any "security" within the meaning of the 1933 Act.

     Suspension of Redemptions.  The right of redemption of shares of the
     -------------------------
Portfolio may be suspended or the date of payment postponed (a) during any period when the New York Stock Exchange is closed (other than customary weekend and holiday closings), (b) when trading in the markets the Trust ordinarily utilizes is restricted, or when an emergency exists as determined by the Commission so that disposal of the Portfolio's investments or determination of its net asset value is not reasonably practicable, or (c) for such other periods as the Commission by order may permit to protect the Portfolio's shareholders.

     Pricing of Securities.  Portfolio securities traded on a national
     ---------------------
securities exchange are valued at the last reported sale price. Exchange traded securities for which there have been no reported sales on the valuation date and securities traded primarily in the over-the-counter market are valued at the last quoted bid prices. Securities or other assets for which market quotations are not readily available are valued at their fair value as determined in good faith pursuant to procedures established and monitored by the Board of Trustees of the Trust. These procedures may include the use of an independent pricing service which calculates prices based upon yields or prices of securities of comparable quality, coupon, maturity and type; indications as to value from dealers; and general market conditions. Debt obligations with maturities of 60 days or less are valued at amortized cost. Expenses and fees, including the investment management fee, are accrued daily and taken into account for the purpose of determining the net asset value of shares of the Portfolio.


ITEM 19.  TAXATION OF THE FUND.

     The Trust is organized as a business trust under Delaware law. Management of the Trust believes that the Trust qualified for the fiscal year ended December 31, 1998, and for future years will continue to qualify, as a partnership for federal income tax purposes. As such, the Trust will not be subject to any income tax. However, each investor in the Trust will be taxable on its share (as determined in accordance with the governing instruments of the Trust) of the Trust's ordinary income and capital gain in determining its income tax liability. The determination of such share will be made in accordance with the Internal Revenue Code of 1986, as amended (the "Code"), and regulations promulgated thereunder.

     The Trust's taxable year-end is December 31. Although the Trust will not be subject to federal income tax, it will file appropriate federal income tax returns.

     It is intended that the Trust's assets, income and distributions will be managed so that an investor in the Trust will be able to satisfy the requirements of Subchapter M of the Code for qualification as a regulated investment company, assuming that the investor invests all of its investable assets in the Trust.

     Investors are advised to consult their own tax advisors as to the tax consequences of an investment in the Trust.


ITEM 20.  UNDERWRITERS.

     Not applicable.


ITEM 21.   CALCULATIONS OF PERFORMANCE DATA.

                            PERFORMANCE INFORMATION

     The Trust may compare its performance to other mutual funds or to relevant indices, such as the Wilshire Real Estate Index, the NAREIT Composite Index, the NAREIT Equity Index, the S&P 500, the Russell 2000, the S&P Utilities Index and the Lehman Brothers Fixed Income Index.

     For purposes of quoting and comparing the performance of the Trust to that of other open-end diversified management investment companies and to stock or other relevant indices or averages in advertisements or in certain reports to shareholders, performance will generally be stated both in terms of total return and in terms of yield. However, the Trust may also from time to time state its performance solely in terms of total return.

Total Return Calculations

     The total return quotations, under the rules of the SEC, must be calculated according to the following formula:

     P(1 + T)(n) = ERV

     Where:         P  =  a hypothetical initial payment of $1,000

                    T  =  average annual total return

                    n  =  number of years (1, 5 or 10)

                  ERV  =  ending redeemable value of the hypothetical $1,000 payment made at the beginning of the designated period (or fractional portion thereof)

     Under the foregoing formula, the time periods used in advertising will be based on rolling calendar quarters, updated to the last day of the most recent quarter prior to submission of the advertising for publication, and will cover one-, five-, and ten-year periods or a shorter period dating from the effectiveness of the Trust's registration statement. In calculating the ending redeemable value for the Trust's shares, all dividends and distributions by the Trust are assumed to have been reinvested at net asset value as described in the Prospectus on the reinvestment dates during the period. "T" in the formula above is calculated by finding the average annual compounded rate of return over the period that would equate an assumed initial payment of $1,000 to the ending redeemable value. Any sales loads that might in the future be made applicable at the time to investments or reinvestments would be included as would any recurring account charges that might be imposed by the Trust.

     The Trust may also from time to time include in such advertising total return figures that are not calculated according to the formulate set forth above to compare more accurately the Trust's performance with other measures of investment return. For example, in comparing the Trust's total return with data published by Lipper Analytical Services, Inc., CDA/Weisenberger or Morningstar Inc., the Trust calculates its aggregate and average annual total return for the specified periods of time by assuming the investment of $10,000 in shares and assuming the reinvestment of each dividend or other distribution at net asset value on the reinvestment date.

     Alternative total return information will be given no greater prominence in such advertising than the information prescribed under SEC rules, and all advertisements containing performance data will include a legend disclosing that such performance data represent past performance and that the investment return and principal value of an investment will fluctuate so that an investor's shares, when redeemed, may be worth more or less than their original cost.

     The cumulative total returns for the period ended December 31, 1998 (since inception) for the Trust were (20.10).

Yield Calculations

     The yield of the Trust's shares is computed by dividing the class's net investment income per share during a base period of 30 days, or one month, by the maximum offering price per share on the last day of such base period in accordance with the following formula:

     YIELD = 2 [(a - b + 1)/6/ - 1]
                 -----
                  cd

     Where:       a  =  net investment income earned during the period
                        attributable to the subject class

                  b  =  net expenses accrued for the period attributable to the subject class

                  c  =  the average daily number of shares of the subject class outstanding during the period that were entitled to receive dividends

                  d  =  the maximum offering price per share of the subject
                        class

     Net investment income will be determined in accordance with rules established by the SEC.

     For the thirty-day period ended December 31, 1998, the yields for the Trust's shares was 4.43.


ITEM 22.  FINANCIAL STATEMENTS.

     The financial statements of the Trust for the period ended December 31, 1998 are incorporated herein by reference to the Trust's Annual Report dated December 31, 1998 filed with the Securities and Exchange Commission.

                      LA SALLE PARTNERS MASTER TRUST

                                    PART C

                               OTHER INFORMATION


ITEM 23.   EXHIBITS.



          (a)(i) Certificate of Trust of the Registrant is incorporated by reference to Exhibit 1(a) to the Registration Statement on Form N-1A of the Trust filed on January 6, 1998 (the "Registration Statement").

             (ii) Agreement and Declaration of Trust of the Registrant is incorporated by reference to Exhibit 1(b) to the Registration Statement.

             (iii) Certificate of Amendment of Certificate of Trust of
                   Registrant is incorporated by reference to Exhibit 1(c) to the Registration Statement.

          (b)      By-Laws of the Registrant are incorporated by STE.

          (c)      Not applicable.

          (d) Investment Management Agreement between the Registrant and ABKB/LaSalle Securities Limited is incorporated by reference to Exhibit 5 to the Registration Statement.

          (e)      Not applicable.

          (f)      Not applicable.

          (g) Custodian Services Agreement between the Registrant and PNC Bank, National Association is incorporated by reference to
                   Exhibit 8 to the Registration Statement.

          (h)(i) Administration and Accounting Services Agreement between the Registrant and PFPC Trust Company is incorporated by reference to Exhibit 9(a) to the Registration Statement.

             (ii) License Agreement between LaSalle Partners Incorporated and the Registrant is incorporated by reference to Exhibit 9(b) to the Registration Statement.

          (i)      Not applicable.

          (j)      Not applicable.

          (l)  Not applicable.

          (m)  Not applicable.

          (n)  Not applicable

          (o)  Not applicable.


ITEM 24.  PERSONS CONTROLLED BY OR UNDER COMMON CONTROL WITH REGISTRANT.

     Not applicable.

ITEM 25.  INDEMNIFICATION.

     Reference is made to Article IX of the Registrant's Agreement and Declaration of Trust and Article 10 of the Registrant's By-Laws filed as Exhibits (a)(ii) and (b), respectively.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to trustees, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in such Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a trustee, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such trustee, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in such Act and will be governed by the final adjudication of such issue.

ITEM 26.  BUSINESS AND OTHER CONNECTIONS OF INVESTMENT ADVISER.

     See Item 6, "Management, Organization and Capital Structure" in Part A and
Item 15, "Investment Advisory and Other Services" in Part B regarding the business of the Registrant's investment adviser.

     A description of the directors and officers of the Registrant's investment adviser and other required information is incorporated herein by reference to the Form ADV and schedules thereto of LaSalle Investment Management (Securities) L.P. (File No. 801-48201), as amended, filed with Securities and Exchange Commission under the Investment Advisers Act of 1940.

ITEM 27.  PRINCIPAL UNDERWRITERS.

     Not applicable.


ITEM 28.  LOCATION OF ACCOUNTS AND RECORDS.

     The Registrant maintains the records required by Section 31(a) of the Investment Company Act of 1940, as amended, and Rules 31a-1, 31a-2 and 31a-3 thereunder at its principal office located at 100 East Pratt Street, Baltimore, MD 21202. Certain records, including records relating to the Registrant's shareholders, may be maintained pursuant to Rule 31a-3 at the offices of the Registrant's transfer agent, PFPC Inc., located at 103 Bellevue Parkway, Wilmington, DE 19809. Certain records relating to the physical possession of the Registrant's securities may be maintained at the offices of the Registrant's custodian, PFPC Trust Company, 400 Bellevue Parkway, Wilmington, DE 19809.


ITEM 29.  MANAGEMENT SERVICES.

     Not applicable.


ITEM 30.  UNDERTAKINGS.

     Not applicable.

                                  SIGNATURES

     Pursuant to the requirements of the Investment Company Act of 1940, the Registrant has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Baltimore, and the State of Maryland, on the 30 day of April, 1999.


                                    LASALLE PARTNERS MASTER TRUST



                                    By:  /s/ William K. Morrill, Jr.
                                        ------------------------------------
                                             William K. Morrill, Jr.
                                             President

                                 EXHIBIT INDEX

Exhibit No.    Description
----------     -----------

(b)            By-Laws (as amended).
